UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 28, 2007 Date of Report (Date of earliest event reported)

Eden Bioscience Corporation

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-31499 (Commission File No.)	91-1649604 (IRS Employer Identification No.)
11816 North Creek Parkway N., Bothell WA 98011-8201 (Address of principal executive offices) (Zip Code)
(425) 806-7300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2007, Eden Bioscience Corporation (the “Company”) completed the closing of the sale of the Company’s harpin protein technology and substantially all of the assets related to its agricultural and horticultural markets to Plant Health Care, Inc. (“PHC”), a subsidiary of Plant Health Care, plc, pursuant to the purchase agreement dated as of December 1, 2006.

Under the terms of the sale, PHC purchased substantially all of the Company’s assets and other rights relating to the creation of plant health technology incorporating harpin proteins and the manufacture of biopesticide, plant health and nutrient products utilizing harpin protein technology. The assets included the Company’s core harpin protein technology, including its license agreement with the Cornell Research Foundation, the Company’s manufacturing equipment and all of the Company’s inventory of products designated for the agricultural and horticultural markets. PHC assumed certain liabilities of the Company at closing, including all of the Company’s obligations under its office and manufacturing facility lease and under the Cornell license.

The Company retained its cash, accounts receivable and assets relating to its home and garden business, consisting primarily of its inventory of harpin products designated for the home and garden market. As part of the closing, the Company and PHC entered into a license and supply agreement dated as of February 28, 2007, pursuant to which the Company will continue to have the exclusive right to sell harpin products in the home and garden market.

The adjusted purchase price for the assets was $2.2 million, $1.5 million of which was paid at closing. The balance of $0.7 million is evidenced by a promissory note delivered by PHC to the Company. The promissory note, which is payable in full on December 28, 2007, has an interest rate of 5% per annum and, pursuant to a security agreement and patent and trademark security agreement dated as of February 28, 2007, is secured by a first priority security interest in the equipment and certain intellectual property and other assets acquired by PHC in the transaction. PHC’s payment obligations under the promissory note are guaranteed by PHC’s parent, Plant Health Care plc, pursuant to a guaranty dated February 28, 2007. The sale was approved by the shareholders of the Company at the Company’s special meeting of shareholders held on February 26, 2007.

The Company plans to use the net proceeds of the sale for general working capital purposes related to its home and garden business and to explore whether there may be opportunities to realize potential value from its remaining business assets, primarily its tax loss carryforwards.

Copies of the license and supply agreement, the promissory note, the security agreement and patent and trademark security agreement, and the guaranty are attached as exhibits hereto and, with the asset purchase agreement dated as of December 1, 2006, which is filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 7, 2006, are incorporated herein by reference.

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets

See discussion under Item 1.01 above, which is incorporated into this Item 2.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(b)	Pro forma financial information

The information required by this Item 9.01(b) is incorporated herein by reference to the Company’s Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2006, the Company’s Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine-months ended September 30, 2006 and for the year ended December 31, 2005 and the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements set forth in the Company’s definitive proxy statement on Form 14A filed with the SEC on January 10, 2007.

(d)	Exhibits.
10.1

Asset Purchase Agreement by and among Plant Health Care, Inc., Plant Health Care plc and Eden Bioscience Corporation dated as of December 1, 2006 (incorporated by reference to the Company’s Form 8-K filed on December 7, 2006)

10.2	Secured Promissory Note by PHC for the benefit of the Company, dated February 28, 2007
10.3	License and Supply Agreement between PHC and the Company, dated as of February 28, 2007
10.4	Guaranty by Plant Health Care plc for the benefit of the Company, dated as of February 28, 2007
10.5	Security Agreement and Patent and Trademark Security Agreement between PHC and the Company, dated as of February 28, 2007
99.1	Press release dated February 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eden Bioscience Corporation

Dated: March 2, 2007	By: /s/Bradley S. Powell Name: Bradley S. Powell Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Asset Purchase Agreement by and among Plant Health Care, Inc., Plant Health Care plc and Eden Bioscience Corporation dated as of December 1, 2006 (incorporated by reference to the Company’s Form 8-K filed on December 7, 2006)

10.2	Secured Promissory Note by PHC for the benefit of the Company, dated February 28, 2007
10.3	License and Supply Agreement between PHC and the Company, dated as of February 28, 2007
10.4	Guaranty by Plant Health Care plc for the benefit of the Company, dated as of February 28, 2007
10.5	Security Agreement and Patent and Trademark Security Agreement between PHC and the Company, dated as of February 28, 2007
99.1	Press release dated February 28, 2007